UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 16, 2016

Marketo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35909	56-2558241
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Mariners Island Blvd. Suite 500

San Mateo, California 94404

(Address of principal executive offices, including zip code)

(650) 376-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Senior Secured Credit Agreement

On August 16, 2016, Marketo, Inc., a Delaware corporation (“Marketo” or the “Company”), as borrower, entered into a Credit Agreement (the “Credit Agreement”), by and among Milestone Holdco, Inc., a Delaware corporation (“Parent”), Milestone Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Marketo, certain domestic subsidiaries of Marketo, as guarantors (together with Parent, the “Guarantors”), the lenders from time to time party thereto, and Golub Capital Markets LLC, as administrative agent and collateral agent.  Pursuant to the Credit Agreement, Marketo incurred certain loans, and Marketo and the Guarantors granted a first priority security interest (subject to customary priming liens) in substantially all of their assets to secure their obligations under the Credit Agreement.

Principal and Maturity

The lenders under the Credit Agreement have advanced to Marketo $375,000,000 in aggregate principal amount of senior secured term loans with a maturity date of August 16, 2021 and have also provided Marketo with a revolving line of credit of up to $25,000,000 with a maturity date of August 16, 2021 (the “Credit Facilities”).  No amortization of the term loans under the Credit Agreement is required prior to the final maturity date.

Interest Rate

Loans under the Credit Facilities bear interest at a rate equal to, at Marketo’s option, the adjusted Eurodollar rate or an alternate base rate, in each case, plus an applicable margin.  Both term and revolving loans have applicable margins of 9.50%, in the case of Eurodollar loans, or 8.50%, in the case of base rate loans.

Mandatory Prepayments

Subject to certain customary exceptions, the Credit Facilities are subject to mandatory prepayments in amounts equal to: (1) 100% of the net cash proceeds from certain non-ordinary course sales or other dispositions of assets (including as a result of casualty or condemnation) by Marketo or certain of its subsidiaries, subject to customary reinvestment provisions and certain other exceptions; (2) 100% of the net cash proceeds from issuances or incurrences of debt by Marketo or certain of its subsidiaries that are not permitted under the Credit Agreement; and (3) a customary annual excess cash flow prepayment.

Certain Other Provisions

The Credit Agreement contains a number of customary representations and warranties, affirmative and negative covenants and events of default.  The Credit Agreement also requires Marketo and the Guarantors to maintain certain liquidity levels and recurring revenue or total leverage ratio levels.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the entry into the Credit Agreement and the consummation of the Merger (as described further under Item 2.01), the Loan and Security Agreement, between Silicon Valley Bank and the Company, dated as of May 21, 2012, as amended, was terminated and all obligations outstanding thereunder (other than letters of credit and credit cards subject to customary cash collateralization arrangements) were paid off and extinguished.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 16, 2016, pursuant to the terms of an Agreement and Plan of Merger, dated as of May 27, 2016 (the “Merger Agreement”), by and among Parent, Merger Sub and Marketo, Parent completed its acquisition of the Company via the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and becoming a wholly owned subsidiary of Parent. Parent and Merger Sub were formed by affiliates of Vista Equity Partners Fund VI, L.P., a Delaware limited partnership. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

At the Effective Time, each:

(i)             share of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares) was cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $35.25, without interest thereon (the “Per Share Price”);

(ii)          Company Stock-Based Award, whether vested or unvested, was cancelled and converted into the right to receive an amount equal to (x) the Per Share Price (less the exercise price per share, if any, attributable to such Company Stock-Based Award), multiplied by, (y) (A) in the case of a Company Stock-Based Award that is only subject to time-vesting requirements, the total number of shares of Company Common Stock that are subject to such Company Stock-Based Award, and (B) in the case of a Company Stock-Based Award that is subject to time- and performance-vesting requirements, the total number of shares of Company Common Stock determined pursuant to the “change in control” provisions of the award agreement underlying such Company Stock Based Award, and with the remaining time-vesting requirements deemed satisfied; and

(iii)       Company Option, whether vested or unvested, was cancelled and converted into the right to receive an amount equal to (a) the Per Share Price (less the exercise price per share, if any, attributable to such Company Option), multiplied by (b) the total number of shares of Company Common Stock that would have been issuable upon the full exercise of such Company Option.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 is incorporated herein by reference.

In connection with the closing of the Merger, the Company notified The NASDAQ Stock Market (“NASDAQ”) on August 16, 2016 that each outstanding share of Common Stock (except as described in Item 2.01 hereof) was converted pursuant to the Merger Agreement as set forth under Item 2.01, and requested that NASDAQ file a Form 25 with the Securities and Exchange Commission (the “SEC”) to remove the Common Stock from listing on NASDAQ and to deregister the Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 is incorporated herein by reference.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of Common Stock (except as described in Item 2.01 hereof) was converted into the right to receive the Per Share Price.

Item 5.01. Changes in Control of Registrant.

The information set forth under Item 2.01 is incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent.  The total amount of funds necessary to complete the Merger and the related transactions was approximately $1,790,000,000.  Pursuant to the Credit Agreement, term loans in an aggregate principal amount of $375,000,000 were made available to fund a portion of the payments contemplated by the Merger Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement.

The information set forth under Item 2.01 is incorporated herein by reference.

Effective upon completion of the Merger, the following persons, who were the directors of Merger Sub, became directors of the Company: Robert F. Smith, Brian N. Sheth, Martin A. Taylor, Maneet S. Saroya, John Stadler and Betty Hung. Phillip M. Fernandez, who was a director of the Company immediately prior to the Merger, will continue to be a director of the Company. The following persons, who were directors of the Company prior to the completion of the Merger, have resigned and are no longer directors of the Company: Lynne Biggar, Susan L. Bostrom, Cambria Dunaway, Tae Hea Nahm, Roger S. Siboni and Wesley R. Wasson.

Effective upon completion of the Merger, the following persons, who were the officers of Merger Sub, became officers of the Company: Maneet S. Saroya and John Stalder. The following officers of the Company immediately prior to the Merger will continue to be officers of the Company: Phillip M. Fernandez, Brian Kinion, Jason L. Holmes and Steven M. Winter.  Frederick A. Ball, who was an officer of the Company prior to the completion of the Merger, has resigned and is no longer an officer of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 is incorporated herein by reference.

Effective upon completion of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation attached as Exhibit 3.1, which is incorporated herein by reference.

Effective upon completion of the Merger, the bylaws of the Company were amended and restated to be in the form of the bylaws attached as Exhibit 3.2, which is incorporated herein by reference.

Item 8.01. Other Events.

On August 16, 2016, the Company issued a press release announcing the completion of the Merger.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Marketo, Inc.
3.2	Amended and Restated Bylaws of Marketo, Inc.
99.1	Press Release of Marketo, Inc. dated August 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 16, 2016

MARKETO, INC.

By:	/s/ Margo M. Smith
Name:	Margo M. Smith
Title:	Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Marketo, Inc.
3.2	Amended and Restated Bylaws of Marketo, Inc.
99.1	Press Release of Marketo, Inc. dated August 16, 2016